SUB-LICENSE, DEVELOPMENT AND TECHNOLOGY TRANSFER AGREEMENT FOR VERSADIAL® DELIVERY PUMP

Sea Change Group, LLC
with
Innopump, Inc.

This Sub-License Agreement (the "License") is made and shall be deemed to be effective as of the 1st day of May, 2005, between Sea Change Group, LLC ("SCG" or "Licensor"), a New York corporation having a place of business at Suite 4510, 60 East 42nd Street, New York, NY 10165, and Innopump, Inc. ("Innopump" or "Licensee"), a Nevada corporation having a place of business at Suite 4510, 60 East 42nd Street, New York, NY 10165.

RECITALS:

WHEREAS, the Licensor possesses certain proprietary rights in data and information used by Licensor in the design and manufacture of the Versadial® delivery pump; and

WHEREAS, the Licensor is the holder of certain patent rights and intellectual property used by the Licensor in the design and manufacture of the Versadial® delivery pump; and

WHEREAS, the Licensee wishes to acquire all rights, including development, manufacture, marketing, sales, and support, for the Versadial® delivery pump and Licensor agrees to license such rights to the Licensee.

AGREEMENT

NOW THEREFOR, IN CONSIDERATION OF the promises and mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. **DEFINITIONS**

   1.1. "Amended and Restated License Agreement" is defined to be that certain Amended and Restated License Agreement dated January 1, 2003, by and between Gerhard Brugger (as assignee of Anton Brugger, hereinafter "Original Licensor") and Sea Change Group LLC, a copy of which is attached as Exhibit 1.1, and which is incorporated herein by reference.

   1.2. "Claims of Patent" is defined to include any and all patents, claims made or based upon, or used with such patents, or related in any manner to any of the following:

      1.2.1. Patent number PCT/DE 99/02568 Pumpkopf filed in Germany

1.2.2. Patent number 6,464,107B1 issued in the United States

1.2.3. Patent Application number DE 10300242,1 filed in Germany

1.2.4. Patent Application number PCT/EP 03/00197 (to be filed in China and India)

1.2.5. Patent Application number PCT/EP 03/00235 (to be filed in China and Brazil)

1.2.6. Patent Application number DE 202 18 244.4 filed in Germany

1.3. "Dispenser" is defined to include any dispenser or device which is constructed or manufactured incorporating any claims based on any Claims of Patent.

1.4. "Improvements" is defined to include any improvement of the Dispenser in which Licensor has any rights based upon, or used with the Claims of Patent or any Licensed Product, including, but not limited to, design, construction and packaging.

1.5. "Licensed Product" is defined to include any and all products in all categories and for all uses having the Dispenser as a component, other than as may be limited herein. The relevant patent numbers will appear on every Dispenser or Licensed Product contemplated under this Sub-License.

1.6. "Original Licensor" is defined to include Anton Brugger and Gerhard Brugger, as assignee of Anton Brugger.

1.7. "Original Licensor Royalties" is defined to include all "Royalties" (as that term is defined and used in the Amended and Restated License Agreement) due the Original Licensor from Licensor when and as due under the Amended and Restated License Agreement.

1.8. "Proprietary Materials" is defined to include all data and information used by Licensor in the design and manufacture of the Versadial® delivery pump, and where the context requires all other rights in and to patent rights and other intellectual property used by the Licensor in the design and manufacture of the Versadial® delivery pump.

1.9. "Territory" is defined to include the entire world for all Licensed Products and for all uses.

2. **GRANT OF EXCLUSIVE LICENSE/ASSIGNMENT OF AMENDED AND RESTATED LICENSE AGREEMENT**

2.1. Subject to the terms of this Agreement, Licensor hereby assigns to Licensee all right title and interest that Licensor may have in the Amended and Restated License Agreement and further grants to Licensee the exclusive right to:

2.1.1. license, manufacture, distribute or develop the Dispenser (together with any Improvements), whether alone or in conjunction with third parties; and

2.1.2. manufacture or produce and sell the Licensed Products in the Territory.

2.2. All patents, data, licenses and rights granted hereunder are limited in scope to the patents, data, licenses and rights in possession or control of Licensor regarding the Dispenser, including, but not by way of limitation, the rights and limitations on Licensor's use of patents, data and rights regarding the Dispenser pursuant to the Amended and Restated License Agreement.

2.3. This grant and license includes in connection with the Patents that:

2.3.1. the Licensor shall not assert against the Licensee any of the patents listed in the Claims of Patent, and

2.3.2. the Licensor hereby grants to the Licensee the irrevocable, exclusive, worldwide licenses to use and have used the Licensor's rights under the Claims of Patent

2.3.3. In addition, the Licensor hereby grants to the Licensee identical patent licenses to those set forth above with respect to any Improvements or modifications to the Licensed Product embodied in patents issued to the Licensor.

2.4. This grant and license includes in connection with the Proprietary Materials that:

2.4.1. the Licensee has the right to use and have used the Proprietary Materials furnished by the Licensor hereunder.

2.4.2. the Licensor hereby grants to the Licensee an irrevocable, exclusive, worldwide license to use and have used the Proprietary Materials furnished by Licensor to Licensee under this Agreement.

2.5. This grant and license includes in connection with the Rights and the Proprietary Materials that the Licensee has the right to use and have used any and all rights of

every kind and nature which Licensor has related to the Amended and Restated License Agreement.

2.6. Licensee is hereby authorized to deal directly with Original Licensor in connection with any and all elements of the Amended and Restated License Agreement, including without limitation, payments due thereunder, extensions and/or modifications thereof.

3. **SCOPE OF LICENSE**

3.1. The Licensor shall furnish to the Licensee the Proprietary Materials, including without limitations, all the data, patent rights, and knowledge within its possession or control which may be required by Licensee to manufacture, use, market, sell and service the Licensed Products.

3.2. Licensee acknowledges and agrees that the license rights, patents and data it receives from Licensor hereunder are subject to and conditioned upon compliance with the obligations, covenants and agreements of Licensor in the Amended and Restated License Agreement, and subject to the payment of the License Fees and Royalties required hereunder, Licensee shall otherwise have the right to develop, market and make use of the Licensed Products in its sole discretion.

4. **LICENSE FEES**: In consideration of the Licensor's assigning the Amended and Restated License Agreement, and furnishing the all data and patent rights hereunder, the Licensee shall pay the Licensor the sum of Six Hundred Thousand Dollars ($600,000) as follows:

4.1. One Hundred Fifty Thousand Dollars ($150,000) no later than January 31, 2006.

4.2. One Hundred Fifty Thousand Dollars ($150,000) on May 1, 2006;

4.3. One Hundred Fifty Thousand Dollars ($150,000) on May 1, 2007;

4.4. One Hundred Fifty Thousand Dollars ($150,000) on May 1, 2008.

5. **ROYALTIES**: Licensee shall further make the following ongoing payments in consideration of the Assignment and grant:

5.1. Amount of Royalty Due Original Licensor: Licensee, in its discretion, shall either pay directly to the Original Licensor, or pay the Licensor, amounts equal to the Original Licensor Royalties when and as due under the Amended and Restated License Agreement.

5.2. Amount of Royalty Due Licensor: In addition, Licensee shall also pay the Licensor a royalty of Three Percent (3%) of the first $100,000,000 of all gross revenues received by Licensee from exploitation of the Licensed Products under the Amended and Restated License Agreement, calculated and paid in the same manner as royalties are due the Original Licensor. Where the calculation of royalties under the Amended and Restated License Agreement are based on an amount other than gross revenues, the royalty to Licensor shall be adjusted, in amount, percent and calculation to remain proportional to the obligation to Original Licensor.

5.3. Royalty Statements and Payments: Written statements consistent with the Books and Records requirements of the Amended and Restated License Agreement and payments shall be made as and when payments are to be made under the Amended and Restated License Agreement.

5.4. Delivery of Royalty Payments: Royalty payments shall be made as follows:

To Licensor: Sea Change Group LLC
565 Fifth Avenue, 11th Floor
New York, NY 10017

To Original Licensor: Gerhard Brugger
Kniepassstrasse 19
6600 Pflach, Austria

5.5. Royalty Records and Related Obligations: Licensor and Licensee incorporate by reference section 11, Books and Records, of the Amended and Restated License Agreement and Licensee agrees to abide by and fulfil all of the obligations of the Licensee therein.

6. **TERM**: The term of this License shall begin on the execution date of this License and shall continue in perpetuity, however, Licensee acknowledges and agrees that the duration of the license rights granted hereunder may be limited by the term of the Amended and Restated License Agreement.

7. MATERIALS AND DATA TO BE FURNISHED BY LICENSOR

7.1. As soon as reasonably possible after the execution date hereof Licensor shall initiate the transfer to Licensee of all materials and data including designs, drawings, engineering, manufacturing and all other materials regarding the Dispenser in Licensor's possession.

7.2. The data shall be in legible and reproducible form.

8. LICENSEE ASSUMPTION OF LICENSOR OBLIGATIONS

Licensee hereby agrees to assume and fulfil all obligations of Licensor pursuant to the Amended and Restated License Agreement, including, but not by way of limitation, the covenants, acknowledgments and agreements of Licensor in section 7, "Covenants of Licensee," section 9, "Patent And Intellectual Property Rights," section 10, "Confidentiality," section 11, "Books and Records," section 13, "Termination," section 14, "Effect of Expiration or Termination," section 15, "Indemnification," section 16, "Insurance" and section 18, "Arbitration, and incorporates those sections herein by reference as if restated fully herein.

9. REPRESENTATIONS AND WARRANTIES:

9.1. Representations of Licensor: Licensor hereby represents and warrants to Licensee as follows:

9.1.1. Licensor has full power and authority to enter into this Agreement and to perform its obligations contained herein;

9.1.2. The execution, delivery and performance of this Agreement are within Licensor's corporate powers, have been duly authorized by all necessary corporate action, do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, award or contractual restriction binding on or affecting Licensor or any of its properties;

9.1.3. Licensor represents and warrants that (i) Licensor has full power and authority to enter into this agreement, (ii) to its knowledge there are no other parties who may have an interest in and to the Dispenser, and (iii) Licensor is not subject to any other agreement wherein a third party may have a claim to the use or ownership of the Dispenser that is adverse to the interest of Licensee granted herein.

9.1.4. Licensor has no knowledge of any existing infringement of its rights to grant the License, nor of any dispute as to the ownership or any other matter that would adversely affect Licensor's ability to enter into this Agreement or grant the rights herein granted.

9.2. Representations of Licensee: Licensee hereby represents and warrants to Licensor as follows:

9.2.1. Licensee has full power and authority to enter into this Agreement and to perform its obligations contained herein; and

9.2.2. the execution, delivery and performance of this Agreement are within Licensee's corporate powers, have been duly authorized by all necessary corporate action, do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, award or contractual restriction binding on or affecting Licensee or any of its properties.

10. NOTICES AND CORRESPONDENCE:

10.1. Any notice to be given hereunder shall be sent by (i) registered or certified mail, return receipt requested, (ii) major overnight carrier, (iii) telecopy to a facsimile number provided by the respective party, with electronic confirmation, with a copy sent by regular mail, or (iv) by delivering the same personally to the parties. All notices and correspondence shall be sent by either Party to the other in all matters dealing with this Agreement to the following addresses:

To the Licensee:	Innopump, Inc. Suite 4510 305 Madison Avenue New York, NY 10165 Fax (212)808-0113
To the Licensor:	Sea Change Group, LLC Suite 4510 305 Madison Avenue New York, NY 10165 Fax (212)808-0113
With a copy to:	Beckman, Lieberman & Barandes, LLP 116 John Street, Suite 1313 New York, NY 10038 Fax(212)608-9687

10.2. Any party may designate a different address by notice so given.

10.3. Notice sent as provided in clause (ii) above shall be effective the next day, and notice sent as provided in clause (iii) above shall be effective upon confirmation of receipt of transmission. Notice given in any other manner described in this section shall be effective upon receipt by the addressee thereof; provided, however that if any notice is tendered to an addressee and delivery thereof is refused by such addressee, such notice shall be effective upon such tender.

11. GENERAL TERMS

11.1. Amendment: This Agreement may not be changed orally. If at any time during the continuance of the Agreement the parties shall deem it necessary or expedient to make any alteration in any of the Paragraphs hereof or any addition hereto, it may be done by any writing under their joint hands, or by the execution of Paragraphs supplementary to this Agreement; and all of such alterations, amendments and additions shall be adhered to and unless otherwise therein provided shall have the same effect as if the same had been originally embodied in and formed a part of these presents.

11.2. Counterparts: This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.

11.3. Entire Agreement: This Agreement embodies the entire agreement and understanding of the Parties hereto with respect to the subject matter herein contained, and there are no agreements, understandings or representations made or existing among the Parties hereto, except as is herein expressly set forth.

11.4. Binding Effect Of Agreement: This Agreement shall be binding not only on the Parties hereto, but also on their successors and assigns, and the Parties hereto agree for themselves and their successors and assigns, to execute any instruments which may be necessary or proper to carry out the purposes and intent of this Agreement.

11.5. Effect of a Waiver: No waiver of a provision of this Agreement shall be deemed a waiver of any other provisions or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

11.6. Assignment: A party may not assign this Agreement or any rights hereunder without the prior absolute written consent of the other Party.

11.7. Governing Law: This Agreement is to be governed and construed in accordance with the law of the State of New York applicable to contracts entered into and to be fully performed therein, without reference to the principles of conflict of laws.

11.8. Tense and Gender: All terms, words and any variations thereof shall be deemed to include masculine, feminine, neuter, singular, plural, and/or other tenses unless the context requires otherwise.

11.9. Severability: If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held to be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, but rather shall be enforced to the full extent permitted by law.

11.10. Headings: Paragraph headings in this Agreement are for convenience only, and are not to be considered in construing the terms and provisions of this Agreement.

11.11. Limits of Agreement: Nothing contained in this Agreement shall be construed to create a general partnership between the parties hereto or to authorize either party to act as general agent for the other party or to permit or obligate either party to undertake any obligations or liabilities for the other party.

11.12. Superseding Effect This Agreement supersedes all prior oral or written agreements, if any, between the Parties and constitutes the entire agreement between the Parties with respect to the rights and technology licensed under this Agreement, other than the terms of the Asset Purchase Agreement between the parties with which this agreement constitutes a single transaction.

11.13. Agreement to Execute Necessary Documents Licensor and Licensee agree to execute and deliver any certificates, applications, assignments or other documents necessary to effect the intent of this License Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this License effective as of May 1, 2005.

"SCG" or "Licensor"
Sea Change Group LLC

Geoffrey Donaldson, Member

"Innopump" or "Licensee"
Innopump, Inc.

Paul Block
President

@PFDesktop\:ODMA/WORLDOX/N:/CORPORATE DOCUMENTS/INNOPUMP/SUBLIC3.WPD

Exhibit 1.1

Amended and Restated License Agreement dated January 1, 2003
between Sea Change Group, LLC and Gerhard Brugger

[set forth as Exhibit 10.2 to this Registration Statement and
incorporated herein by reference]